Exhibit 10.2
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT dated as of March 3, 2011 by and between Premier Alliance Group, Inc., a Nevada corporation (the “Company”), and the persons whose names appear on the signature page attached hereto under the heading “Holders” (the “Holders”).

WHEREAS, pursuant to that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), the Holders are purchasing 2,380,952 shares of Series C Preferred Stock (as defined in the Purchase Agreement), and 7,142,856 Warrants (as defined in the Purchase Agreement);

WHEREAS, in order to induce the Holders to enter into the Purchase Agreement and to purchase the Series C Preferred Stock and Warrants, the Company and the Holders have agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.           REGISTRATION RIGHTS

1.           Registration Rights.

(a)           Initial Registration Statement.  The Company agrees to file a registration statement on Form S-3 or other comparable form, or to file a post-effective amendment to its recently filed Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (“SEC”) no later than 60 days from the date hereof (the “Filing Date”).  The Registration Statement shall register the greatest amount of shares of the Company’s common stock issuable upon (i) conversion of the Series C Preferred Stock, and (ii) exercise of the Warrants (the “Shares”) as deemed allowable by the SEC.  The Company agrees to use its best efforts to have the Registration Statement declared effective as soon as practicable and no later than 120 days following the date hereof (the “Effectiveness Date”) and shall use its best efforts to keep the Registration Statement effective until the Shares are sold.  Each Holder agrees to execute and/or deliver such documents in connection with such registration as the Company may reasonably request.

(b)           Subsequent Registration Statement.  If for any reason the SEC does not permit all of the Shares to be included in the Registration Statement initially filed pursuant to Section 1(a), then the Company shall prepare and file as soon as possible after the date on which the SEC shall indicate as being the first date or time that such filing may be made (the “Subsequent Filing Date”) an additional Registration Statement covering the resale of all Shares not already covered by an existing and effective Registration Statement.  The Company shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the date that is 60 days following the

Subsequent Filing Date (the “Subsequent Effectiveness Date”), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until such Shares are sold.

(c)           Registration Defaults.  If a Registration Statement is not (i) filed with the SEC on or before the Filing Date or the Subsequent Filing Date, as applicable, or (ii) declared effective by the SEC on or before the Effectiveness Date or the Subsequent Effectiveness Date, as applicable (each such event referred to in foregoing clauses (i) and (ii), a “Registration Default”), then in such event as partial relief for the damages to the Holders by reason of any such delay in or reduction of her ability to sell the Shares and not as a penalty (which remedy shall not be exclusive of any other remedies available at law or equity), the Company hereby agrees to promptly pay to the Holders an amount in cash equal to 1.0% of the aggregate Purchase Price (as defined in the Purchase Agreement) of such Shares for each 30-day period (prorated for periods of less than 30 days) following the Registration Default during which such Registration Default remains uncured; provided, however, that the payments described in this sentence shall not exceed an amount equal to 5.0% of the aggregate Purchase Price of such Shares.

(d)           Exclusive Registration Statement.  The Company shall not file any registration statement (other than in connection with shares offered to employees on Form S-8), until the Registration Statement or Registration Statements covering the resale of all the Shares are effective.

(e)           Cooperation with Company.  The Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares.  The Company agrees to provide the Holders with drafts of the Registration Statement and related prospectus and any amendment or supplement thereto not less than ten business days prior to the filing thereof for the review and comment of the Holders and the Holders’ legal counsel.

2.           Registration Procedures.  If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to effect the registration of any of the Shares under the Securities Act of 1933, as amended (the “Act”), the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

(a)           prepare and file with the SEC a Registration Statement and shall use its best efforts to cause such Registration Statement to become effective and remain effective until all the Shares are sold;

(b)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such Registration Statement whenever the holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities or the exercise of the Shares from time to time in connection with a Registration Statement pursuant to Rule 415 under the Act);

(c)           respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment or supplement thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the SEC relating to such Registration Statement;

(d)           promptly notify each holder of Shares covered by such Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge (i) as a result of which the prospectus included in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or (ii) that makes the financial statements included in the Registration Statement ineligible for inclusion therein;

(e)           promptly notify each holder of Shares covered by the Registration Statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(f)           use best efforts to (i) register or qualify the Shares covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Holder reasonably requests and (ii) cause the Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable any Holder to consummate the disposition of the Shares; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(d), or (B) consent to general service of process in any such jurisdiction;

(g)           use all reasonable best efforts to list all Shares covered by such Registration Statement on any securities exchange or quotation system on which the Company’s capital stock is then listed or traded;

(h)           enter into customary agreements (including an underwriting agreement in customary form with an underwriter selected by the Holders and reasonably acceptable to the Company) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of the Shares in any public offering;

(i)           make available for inspection by any Holder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable any of the Inspectors to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement;

(j)           furnish to the Holders and each underwriter a signed counterpart, addressed to the Holders or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Holders or the managing underwriter therefor reasonably requests;

(k)           use best efforts to comply with all applicable rules and regulations of the SEC;

(l)           have appropriate officers of the Company (i)  prepare and make presentations at any “road shows” and before analysts and (ii) otherwise use their best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Shares; and

(m)           take such other actions as shall be reasonably requested by the Holders to facilitate the registration and sale of the Shares.

3.           Expenses.  All expenses incurred in any registration of the Holders’ Shares under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of counsel for the Holders (not to exceed $10,000 in connection with the review of each Registration Statement prepared by the Company pursuant to this Agreement), expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders’ Shares under federal and state securities laws; provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter or broker/dealer; and (b) any stock transfer taxes incurred with respect to the Shares sold.

4.           Indemnification.  In the event any Shares are included in a Registration Statement pursuant to this Agreement:

(a)           Company Indemnity.  Without limitation of any other indemnity provided to the Holders, to the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless each Holder, the affiliates, counsel, officers, directors and partners of each such Holder, any underwriter (as defined in the Act) for each such Holder, and each person, if any, who controls each such Holder or underwriter (within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities (joint or several) or expenses that arise out of or are based upon any of the following statements, omissions or violations (collectively, “Violations”):  (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state a material fact required to be stated in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act or any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law.  The Company shall reimburse each such Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent (but only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any other officer, director or controlling person thereof.

(b)           Holder Indemnity.  To the fullest extent permitted by law, each Holder shall indemnify, defend and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the Act), against any losses, claims, damages, liabilities (joint or several) to which they may become subject under any federal or state securities law (and each such Holder shall reimburse the Company, its affiliates, counsel, officers, directors, shareholders, representatives, underwriters or controlling persons for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) to the extent, and solely to the extent, that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) are finally determined by a court of competent jurisdiction to arise directly arise out of any statements made by the Company in reliance upon and in conformity with written information provided by each such Holder to the Company expressly for use in connection with such registration of the Shares; provided, however, that the indemnity contained in this Section 4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holders, which consent shall not be unreasonably withheld; provided, further, that, in no event shall the liability of any Holder under this Section 4(b) exceed the net proceeds from the offering received by such Holder.

(c)           Notice; Right to Defend.  Promptly after receipt by an indemnified party under this Section 4, of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party agrees that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is actually and materially prejudicial to its ability to defend such action, and the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

(d)           Contribution.                      If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the net proceeds to such Holder of the Shares sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares).

(e)           Survival of Indemnity.  The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any registrable securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

5.           Assignment of Registration Rights.  The rights of a Holder under this Agreement, including the rights to cause the Company to register Shares may be assigned without the written prior consent of the Company.

6.           Remedies.

(a)           Time is of Essence.  The Company agrees that time is of the essence for each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable a Holder to sell the Shares as quickly as possible after such Holder has indicated to the Company that she desires the Shares to be registered.  Any delay on the part of the Company not expressly permitted under this Agreement, whether material or not, shall be deemed a material breach of this Agreement.

(b)           Remedies Upon Default or Delay.  The Company acknowledges that the breach of any part of this Agreement may cause irreparable harm to a Holder and that monetary damages alone may be inadequate.  The Company therefore agrees that each Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide without the requirement of posting a bond or furnishing other security.  Nothing contained herein will be construed to limit a Holder’s right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

7.           Notices.

(a)           All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 7) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(i).           If to the Company, at:

Premier Alliance Group, Inc.
4521 Sharon Road, Suite 300
Charlotte, North Carolina 28211
Facsimile:  (704) 521-8078
Attn: Mark Elliott

with a copy to:

Law Offices of Michael H. Freedman, PLLC
394 White Birch Lane
Jericho, NY 11753
Facsimile:  (877) 315-1908
Attn: Michael H. Freedman, Esq.

(ii)           if to a Holder, to the address of such Holder as it appears under the heading “Holders” on the signature page, with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036-8299
Facsimile:  (212) 969-2900
Attn: Ori Solomon, Esq.

(b)           All such Notices shall only be duly given and effective upon receipt (or refusal of receipt).

8.           Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holders.

9.           Amendment and Waiver.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Shares.  No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

10.           Counterparts.                                One or more counterparts of this Agreement may be signed (including by facsimile transmission) by the parties, each of which shall be deemed an original but all of which together shall constitute one and same instrument.

11.           Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles of conflict of laws of such state which would result in the application of the laws of any other jurisdiction.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holders for any reasonable legal fees and disbursements incurred by the Holders in enforcement of or protection of any of its rights under any of the Transaction Agreements.

12.           Invalidity of Provisions.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

13.           Headings.                      The headings in this Agreement are for convenience of reference only and shall not form part of, or affect or alter the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, undersigned have executed this Agreement as of the day first written above.

PREMIER ALLIANCE GROUP, INC.                                                                          HOLDERS:

River Charitable Remainder Unitrust

f/b/o Isaac Blech

By:
Mark Elliott, President                                                                   Isaac Blech, Trustee

Address:               75 Rockefeller Plaza, 29th Floor
New York, NY  10019

Miriam Blech

Address:               75 Rockefeller Plaza, 29th Floor
New York, NY  10019